UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 15, 2004

                             SHORE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                        0-22345                52-1974638
 (State or other jurisdiction of  (Commission file number)     (IRS Employer
 incorporation or organization)                              Identification No.)

                  18 East Dover Street, Easton, Maryland 21601
               (Address of principal executive offices) (Zip Code)

                                 (410) 822-1400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure.

Overview

            On November 12, 2003, Shore Bancshares, Inc. ("Shore Bancshares") and Midstate Bancorp, Inc. ("Midstate Bancorp") announced the execution of a definitive merger agreement (the "Merger Agreement"). Under the terms of the Merger Agreement, which was unanimously approved by the boards of both companies, Midstate Bancorp will merge with and into Shore Bancshares. The Merger Agreement provides that each outstanding share of Midstate Bancorp common stock will be exchanged for (i) $31.00 in cash plus (ii) between 0.8513 to
0.9015 shares of Shore Bancshares common stock, depending on the price of Shore Bancshares common stock prior to the merger, with cash being paid in lieu of fractional shares. The Merger Agreement further provides that, in lieu of shares of Shore Bancshares common stock, any Midstate Bancorp stockholder holding fewer than 50 shares will receive the cash value of the shares of Shore Bancshares common stock into which their shares would otherwise be converted.

Amendment

      On January 15, 2004, Shore Bancshares and Midstate Bancorp entered into an amendment to the Merger Agreement to revise the provisions relating to the cash to be paid to Midstate Bancorp stockholders holding fewer than 50 shares of Midstate Bancorp common stock in lieu of shares of Shore Bancshares common stock. Under the amended Merger Agreement, these Midstate Bancorp stockholders will be entitled to receive the same merger consideration as that paid to Midstate Bancorp stockholders who hold at least 50 shares.

      The Merger is subject to the approval of regulatory agencies and Midstate Bancorp stockholders. The Merger is expected to close during the first quarter of 2004, but the exact timing of the closing will depend on the receipt of these approvals.

Available Information

Shore Bancshares and Midstate Bancorp will prepare and Shore Bancshares will file a proxy statement/prospectus with the Securities and Exchange Commission relating to the proposed merger. Investors and stockholders of Midstate Bancorp are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the proposed merger. Investors and stockholders of Midstate Bancorp will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Shore Bancshares, without charge, at the Securities and Exchange Commission's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Shore Bancshares, Inc., 18 E. Dover Street, Easton, Maryland 21601, Attention: Treasurer (410-822-1400).

The statements contained in this filing are for information purposes only and are not intended as an offer or a solicitation with respect to the purchase or sale of any security.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            SHORE BANCSHARES, INC.


Dated: January 15, 2004                     By:  /s/ W. Moorhead Vermilye
                                                 --------------------------
                                                 W. Moorhead Vermilye
                                                 President and CEO